SECURITIES AND EXCHANGE COMMISSION
                       Washington, D. C.  20549

                           FORM 8-K/A

                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  December 31, 1979




                     JEFFERSON BANKSHARES, INC.




  Virginia                        0-9101                      54-1104491
(State of                 (Commission File Number)          (IRS Employer
Incorporation)                                          Identification Number)


                       123 East Main Street
                 Charlottesville, Virginia     22902
                (Address of Principal Executive Officer)

         Registrant's telephone number:     (804) 972-1100


                       ____________________



        Registrant is successor by merger to the following corporations formerly reporting pursuant to Section
        13 of the Securities Exchange Act of 1934:


NB Corporation                                Southern Bankshares, Inc.
123 East Main Street                          P. O. Box 26363
Charlottesville, Virginia     22902           Richmond, Virginia  23260
Commission File No.:  0-4533                  Commission File No.:  0-5443

Item 5.  Other Events.

     On December 31, 1979, NB Corporation, a Virginia corporation ("NB") and Southern Bankshares, Inc., a Virginia corporation ("SBI") merged into Jefferson Bankshares, Inc., a Virginia corporation ("Jefferson"). In such merger, Jefferson issued shares of its common stock in conversion of all the outstanding shares of stock in NB and SBI (and the formerly outstanding shares of Jefferson, which were owned by NB and SBI, were canceled).

     Immediately before the merger, NB had one class of securities, common stock, registered under Section 12 of the Securities and Exchange Act of 1934 (File No. 0-4533), and SBI had two classes of securities, common stock and $3.50 cumulative convertible preferred stock, registered under such Section 12 (File No. 0-5443).

     The shares of Jefferson issued in the merger were registered under the Securities Act of 1933 on Form S-14 (Registration No. 2-64185). The registration statement contains further information concerning this transaction, including the exchange ratios, the sale of fractional shares, and rights of dissenting shareholders of SBI. (Such dissenters held an aggregate of 2,905 shares of preferred stock of SBI and an aggregate of 12 shares of common stock of SBI.)

         By virtue of Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the "Act"), Registrant's common stock, par value $2.50 per share (the "Common Stock"), is deemed registered pursuant to Section 12 of the Act. In order to facilitate the incorporation by reference of certain information into Registrant's future filings under the securities laws, Registrant is providing the following description of the Common Stock.

     Registrant is authorized to issue 32,000,000 shares of Common Stock, of which 15,202,050 were issued and outstanding as of September 30, 1994. Registrant is also authorized to issue 1,000,000 shares of preferred stock, $10.00 par value, in series. No shares of preferred stock are issued and outstanding. The Board of Directors of Registrant could at any time, without additional approval of the holders of Registrant's Common Stock, issue either authorized and unissued shares of preferred stock in series or additional authorized and unissued shares of Common Stock. There are at present no plans to issue shares of preferred stock.

     Holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors of Registrant out of funds legally available therefor, but only after payment of all required dividends on any outstanding preferred stock. Holders of Common Stock are entitled to cast one vote for each share held of record and are not entitled to cumulate votes for the election of directors or any other matter. The holders of Common Stock have voting powers on all matters requiring approval of shareholders, subject to the voting rights of the holders of any preferred stock that may be issued and outstanding to the extent provided in the applicable articles of serial designation or otherwise pursuant to the Virginia Stock Corporation Act. If Registrant were liquidated, after payment of all debts and expenses, the remaining assets of Registrant would be distributed to the holders of Common Stock ratably, subject to the prior payment of any liquidation preferences to any holders of preferred stock. The holders of Common Stock do not have preemptive rights to subscribe for any additional securities issued by Registrant.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 20, 1994


                                   JEFFERSON BANKSHARES, INC.




                                   By:  O. Kenton McCartney
                                        President and
                                        Chief Executive Officer